Exhibit 10(f)16

                  FIRST AMENDMENT TO THE EMPLOYEES' RETIREMENT
                   PLAN OF SAVANNAH ELECTRIC AND POWER COMPANY
                       (AS AMENDED AND RESTATED EFFECTIVE
                                JANUARY 1, 1989)


         WHEREAS, the Board of Directors of Savannah Electric and Power Company (the "Company") heretofore adopted the amendment and restatement of the Employees' Retirement Plan of Savannah Electric and Power Company (the "Plan"), effective January 1, 1989, in order to comply with the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the Company has authorized appropriate officers to take proper actions which accomplish its overall intent to amend and restate the Plan; and

         WHEREAS, the Company is authorized pursuant to Article XIII of the Plan to amend the Plan from time to time.

         NOW, THEREFORE, effective January 16, 1995, the Company hereby amends the Plan as follows:

                                                        1.

         Section 5.05(a) of the Plan is amended by deleting said Section in its entirety and substituting the following in lieu thereof:

 5.05 Restoration of Retired Member or Former Member to Service

      (a) If a Member in receipt of an Allowance is restored to service as an Employee on or after his Normal Retirement Date, the following shall apply, except with respect to temporary employees on and after January
               16, 1995:

               (i) His Allowance shall be suspended for each month during the period of restoration which is a Suspendible Month.

               (ii) Upon the death of the Member during the period of restoration, any Allowance that would have been payable to his surviving Spouse had he not been restored to service shall be payable or, alternatively, any payments under an optional benefit, if one has been elected and becomes effective, shall begin.


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               (iii)            Upon later retirement, payment of the
                                Member's Allowance shall resume no later than the third month after the latest Suspendible Month during the period of restoration, and shall be adjusted, if necessary, in compliance with Title 29 of the Code of Federal Regulations, ss. 2530.203-3 in a consistent and nondiscriminatory manner.

                                                        2.

         Section 5.05(b) of the Plan is amended by deleting said Section in its entirety and substituting the following in lieu thereof:

      (b) If a Member in receipt of an Allowance is restored to service as an Employee before his Normal Retirement Date, the following shall apply, except with respect to temporary employees on and after January 16, 1995:

             (i) His Allowance shall cease and any election of an optional benefit in effect shall be void.

             (ii)             Any Continuous and Credited
                              Service to which he was
                              entitled when he retired or
                              terminated service shall be
                              restored to him.

             (iii) Upon later retirement or termination, his Allowance shall be based on the benefit formula then in effect and his Compensation and Credited Service before and after the period when he was not in the service of the Company, reduced by an amount of Equivalent Actuarial Value to the benefits, if any, he received before the date of his restoration to service.

             (iv)             The part of the Member's Allowance upon
                              later retirement payable with respect to Credited Service rendered before his previous retirement or termination of service shall never be less than the amount of his previous Allowance modified to reflect any option in effect on his later retirement.

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                                                        3.

         Except as amended herein by this First Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this First Amendment.


         IN WITNESS WHEREOF, the Company, through its duly authorized officers, adopts this First Amendment to the Plan this 16th day of January, 1995, to be effective as stated herein.


                                            SAVANNAH ELECTRIC AND POWER COMPANY



                                            By:

                                           Arthur M. Gignilliat, Jr.
                                           President and Chief Executive Officer

ATTEST:



By:


      Lavonne K. Calandra
      Corporate Secretary


[CORPORATE SEAL]



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